UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LaBRANCHE & CO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LaBranche Sends Open Letter to Stockholders

Recommends Stockholders Vote FOR the Adoption of the Merger Agreement with Cowen Group at Upcoming Special Meeting

Leading Proxy Advisors Glass Lewis and ISS Both Recommend LaBranche Stockholders Vote FOR the Merger

New York, NY — (PR Newswire) — 6/6/11 — LaBranche & Co Inc. (NYSE: LAB)  (“LaBranche”) today issued the following letter to stockholders recommending that they vote FOR the adoption of the merger agreement with Cowen Group (NASDAQ: COWN) at LaBranche’s upcoming Special Meeting of Stockholders to be held on June 15, 2011 at the Down Town Association, 60 Pine Street, New York, New York 10005, at 9:00 a.m., local time.  All stockholders of record of LaBranche common stock as of May 4, 2011 are entitled to vote at the June 15th special meeting.

June 6, 2011

Dear Fellow Stockholders:

You should have recently received proxy materials recommending that you vote FOR the proposed merger between LaBranche and Cowen Group at the Special Meeting of Stockholders scheduled for June 15, 2011.

The Merger is in the Best Interests of LaBranche Stockholders.

As detailed in the proxy materials, on February 16, 2011, the LaBranche board of directors unanimously approved a definitive merger agreement under which Cowen will acquire LaBranche.  The LaBranche board of directors believes that the transaction with Cowen is in the best interests of LaBranche and its stockholders and unanimously recommends that stockholders vote FOR the proposal to approve and adopt the merger agreement and approve the merger with Cowen.

Upon completion of the merger, LaBranche stockholders will receive 0.9980 shares of Cowen Class A common stock for each share of LaBranche common stock that they own.  This represents a 16% premium over the closing price of LaBranche common stock on the last trading day prior to public announcement of the merger.

The LaBranche board of directors believes the merger provides LaBranche stockholders with the opportunity to participate in any potential earnings or growth of the combined company and potential appreciation of Cowen Class A common stock.  The LaBranche board also believes that stockholders will have the opportunity to participate in other benefits that are expected to result from the merger, including the enhanced competitive and financial position and the increased diversity of the combined company.

Stockholders are encouraged to read LaBranche’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the detailed reasons behind the LaBranche board of directors’ unanimous recommendation that stockholders vote FOR the proposal to approve and adopt the merger agreement and approve the merger contemplated thereby and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. These definitive proxy materials can be accessed online on LaBranche’s web site at http://labranche.com/labranche-SEC-filings.

Both Leading Independent Advisory Firms Recommend LaBranche Stockholders
Vote FOR the Proposed Merger.

Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, have both recommended that LaBranche stockholders vote “FOR” the proposal to approve and adopt the merger agreement with Cowen Group and “FOR” the proposal to adjourn the special meeting, if necessary.  The recommendations of ISS and Glass Lewis are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

Your Vote is Important.
Please Vote FOR the Proposed Merger Today.

Your vote is extremely important, no matter how many or how few shares you own. Please take a moment to vote FOR the merger with Cowen.  A failure to vote has the same effect as a vote against the merger.

LaBranche stockholders with questions about the proposals or who need assistance voting their shares are strongly encouraged to contact LaBranche’s proxy solicitor, Morrow & Co., LLC at (888) 681-0976 or (203) 658-9400.

On Behalf of the Board of Directors,

George M.L. LaBranche, IV

Chairman, Chief Executive Officer and President
of LaBranche & Co Inc.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction involving LaBranche and Cowen Group, Inc. (“Cowen”), Cowen has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Cowen and LaBranche and that also constitutes a prospectus of Cowen.  LaBranche and Cowen have each mailed the final joint proxy statement/prospectus to its respective stockholders.  Investors and security holders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about LaBranche, Cowen and the proposed transaction.  Investors and security holders may obtain these documents (including the joint proxy statement/prospectus and any other documents filed by LaBranche or Cowen with the SEC) free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by LaBranche be obtained free of charge by directing such request to:  Investor Relations, LaBranche & Co Inc., 33 Whitehall Street, New York, NY 10004 or from LaBranche’s Investor Relations page on its corporate website at www.labranche.com and the documents filed with the SEC by Cowen may be obtained free of charge by directing such request to:  Investor Relations, Cowen Group, Inc., 599 Lexington Avenue, New York, NY 10022 or from Cowen’s Investor Relations page on its corporate website at www.cowen.com.

The directors, executive officers, and certain other members of management and employees of each of LaBranche and Cowen may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of LaBranche and from the stockholders of Cowen, respectively.  Information about the executive officers and directors of LaBranche is set forth in LaBranche’s 2010 Form 10-K/A, which was filed with the SEC on April 29, 2011 and information about the executive officers and directors of Cowen is set forth in Cowen’s 2010 Form 10-K/A, which was filed with the SEC on May 2, 2011.

Cautionary Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements including statements relating to the market opportunity and future business prospects of LaBranche and Cowen.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Consequently, all forward-looking statements made during this communication are qualified by those risks, uncertainties and other factors.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger among Cowen, LaBranche and Louisiana Merger Sub, Inc. (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against Cowen, LaBranche or others following announcement of the Merger Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required stockholder approvals, (4) the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Cowen and LaBranche, including potential cost savings; and (7) the possibility that Cowen or LaBranche may be adversely affected by other economic, business, and/or competitive factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of LaBranche and Cowen, which are available on their respective web sites, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Additional information concerning these and other risk factors is contained in the joint proxy statement/prospectus, as well as LaBranche’s and Cowen’s most recently filed Annual Reports on Form 10-K and Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, as such filings may be amended from time to time.

Certain statements in this communication relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Except for the ongoing obligations of LaBranche to disclose material information under the federal securities laws, LaBranche does not undertake any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.